Exhibit 3.4

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is Federal Realty OP LP.

2.

The address of its registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

3.	The name and mailing address of each general partner is as follows:

   Federal Realty GP LLC

   909 Rose Ave., Suite 200

   North Bethesda, MD 20852

4.	The limited partnership shall be formed at 12:00 am Eastern Standard Time on January 5, 2022.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned person, being the general partner of the limited partnership, has executed this Certificate of Limited Partnership as of January 4, 2022.

FEDERAL REALTY GP LLC, general partner

By:	/s/ Dawn M. Becker
Name:	Dawn M. Becker
Title:	Executive Vice President-Corporate

Certificate of Limited Partnership